Exhibit 10.19

AMENDMENT AGREEMENT

This Amendment Agreement (the “Amendment”) is made and entered into as of December 30, 2008, by and between MarketLeader, Inc. (the “Company”) and                      (“Employee”).

Recital

The parties entered into an Employment Agreement dated February 29, 2008 (the “Agreement”) and now wish to amend the Agreement on the terms set forth below.

Amendment

1. With respect to termination payments, if any, made under the Agreement, the parties agree that such payments shall be paid or commence only following the effective date of Employee’s separation agreement and within 90 days following Employee’s termination date, shall be made at the same interval as payments of salary were made immediately prior to termination, and each such payment shall be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended.

2. The definition of “Good Reason” set forth in the Agreement shall be deleted in its entirety and replaced with the following:

“Good Reason” shall mean that you, without your consent, have either:

(a)	incurred a material reduction in your duties, authority or responsibility at the Company;

(b)	incurred an involuntary and material reduction in your base salary from the Company;

(c)	suffered a material breach of this Agreement by the Company; or

(d)	suffered a material change in the geographic location at which you must perform your services.

Notwithstanding any provision in this Agreement to the contrary, your termination of employment shall not be for Good Reason unless (x) you notify the Company or any successor in writing of the occurrence or existence of the event or condition that you believe constitutes Good Reason within 30 days of the initial existence of such event or condition (which notice specifically identifies the event or condition), (y) the Company or any successor fails to correct the event or condition so identified in all material respects within 30 days after the date on which it receives such notice (the “Remedial Period”), and (z) you actually terminate employment within 30 days after the expiration of the Remedial Period and before the Company or any successor remedies the event or condition (even if after the end of the Remedial Period).”

3. The following paragraph shall be added as the last paragraph of the Agreement:

“The parties intend that this Agreement and the benefits provided hereunder be exempt from the requirements of Section 409A to the maximum extent possible. To the extent Section 409A is applicable to this Agreement; the parties intend that this Agreement comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement to the contrary, with respect to any payments and benefits under this Agreement to which Section 409A applies, all references in this Agreement to the termination of your employment or similar terms are intended to mean your “separation from service,” within the meaning of Section 409A; in addition, if you are a “specified employee” within the meaning of Section 409A at the time of your separation from service, then to the extent necessary to avoid subjecting you to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under this Agreement during the six-month period immediately following your separation from service shall not be paid to you during such period, but shall instead be accumulated and paid to you in a lump sum on the first business day after the date that is six months following your separation from service, with no additional interest. This Agreement shall be deemed to be amended, and any deferrals and distributions hereunder shall be deemed to be modified, to the extent permitted by and necessary to comply with Section 409A and to avoid or mitigate the imposition of additional taxes under Section 409A. Notwithstanding the foregoing, no provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with Section 409A from you or any other individual to the Company or any of its affiliates.”

4. Except as expressly set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

MARKETLEADER, INC.

By (signature)	By (signature)

Name (print)	Name (print)

Title	Title